                                                                 EXHIBIT 99.4
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The Board of Directors
Levcor International, Inc.

The Board of Directors
Carlyle Industries, Inc.


I hereby consent to being named in the Joint Proxy Statement/Prospectus on Form S-4 of Levcor International, Inc. and Carlyle Industries, Inc., as a person to serve on the board of directors of Levcor International, Inc. upon the effective time of the merger.



/s/ Joseph S. DiMartino
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Joseph S. DiMartino

June 24, 2002
New York, New York